Exhibit 99.1

Company Contact:
BK Technologies Corporation
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports Second Quarter 2020 Results

WEST MELBOURNE, Florida – August 5, 2020 – BK Technologies Corporation (NYSE American: BKTI) today announced financial and operating results for the second quarter and six months ended June 30, 2020.

For the second quarter ended June 30, 2020, revenues totaled approximately $9.9 million, compared with approximately $13.3 million for the second quarter last year. The operating loss for the second quarter of 2020 totaled approximately $36,000, compared with operating income of approximately $20,000 for the second quarter last year. The net loss for the second quarter of 2020 was approximately $302,000, or $0.02 per basic and diluted share, compared with a net loss of approximately $247,000, or $0.02 per basic and diluted share, for the second quarter last year.

The net loss for the second quarter of 2020 included an unrealized loss on investment in securities totaling approximately $200,000, compared with an unrealized loss of approximately $148,000 for the second quarter last year.

The Company had approximately $13.4 million in working capital as of June 30, 2020, of which $10.5 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $14.5 million as of December 31, 2019, of which $8.6 million was comprised of cash, cash equivalents and trade receivables. During the six-month period ended June 30, 2020, the Company reduced inventory by approximately $4.0 million (29.5%) and generated cash of approximately $2.3 million.

Tim Vitou, BK’s President, commented, “Despite the challenges and uncertainties in worldwide business and economic conditions, our sales for the first half of 2020 were consistent with last year’s first half, and we narrowed our operating loss by over 60%. We are encouraged that our sales successes included new markets and customers, such as our recently announced contract with an agency of the U.S. Department of Energy. We have also taken actions throughout the company to increase efficiencies and effectiveness while reducing expenses, as evidenced by improved gross profit margins and decreased selling, general and administrative expenses relative to the same periods last year and the preceding quarter of 2020. During the second quarter for 2020, we reduced total operating expenses by almost 25%, a savings of approximately $3.3 million. After our restructuring and the related expense reductions, we believe we have significantly lowered the threshold at which we can generate operating profits.”

Mr. Vitou continued, “We recently achieved an important milestone with the design completion of the first model in our new BKR family of products, which we anticipate will be available for sale during the second half of 2020 and moving forward. Our plans are for the BKR product line to serve as the foundation for our future growth, and include multiband products, which we believe will open new markets to us, and enable us to increase our overall market share.”

Mr. Vitou concluded, “In response to the COVID-19 pandemic we have taken steps to safeguard our staff and address potential changes in our business. A portion of our employees are working remotely, and we have implemented extensive safety measures for those continuing to work in our primary facilities. To-date, one staff member has tested positive for COVID-19. This employee has been quarantined in accordance with accepted safety practices and is working remotely. Throughout the pandemic, as an essential business supporting first responders, we have remained operational. While some of our supply chain partners were temporarily closed in the pandemic’s early stages, most have resumed normal operations and we have been able to procure the materials necessary for manufacturing products and fulfilling customer orders. The outlook for the next several quarters is uncertain as the pandemic progresses. However, our restructured operations and balance sheet with liquidity and minimal debt, we believe, should allow us to withstand current conditions and leave us well positioned once the U.S. and global economies start to improve.”

For the six months ended June 30, 2020, sales totaled approximately $20.8 million, compared with approximately $20.9 million for the same period last year. The operating loss for the six months ended June 30, 2020 improved 61.5% to approximately $884,000, compared with approximately $2.3 million for the six-month period last year. The net loss for the six months ended June 30, 2020 totaled approximately $1.5 million, or $0.12 per basic and diluted share, compared with a net loss of approximately $1.6 million, or $0.12 per basic and diluted share, for the six-month period last year. The financial results for the six months ended June 30, 2020 included an unrealized loss on investment in securities totaling approximately $506,000, compared with an unrealized gain of approximately $444,000 for the six-month period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Thursday, August 6, 2020. Shareholders and other interested parties may participate in the conference call by dialing 844-602-0380 (international/local participants dial 862-298-0970) and asking to be connected to the “BK Technologies Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on August 6, 2020. The call will also be webcast at http://www.bktechnologies.com. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until August 17, 2020 by dialing 877-481-4010 PIN# 36047 (international/local participants dial 919-882-2331 PIN# 36047).

About BK Technologies

BK Technologies Corporation is an American holding company deeply rooted in the public safety communications industry, with its operating subsidiary manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve our public safety heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; the impact of the COVID-19 pandemic on the companies in which we hold investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Sales, net	$9,937	$13,294	$20,826	$20,938
Expenses
Cost of products	5,609	7,593	12,603	12,800
Selling, general and administrative	4,364	5,681	9,107	10,436
Total expenses	9,973	13,274	21,710	23,236

Operating (loss) income	(36)	20	(884)	(2,298)

Other (expense) income:
Net interest (expense) income	(6)	46	3	101
(Loss) gain on investment in securities	(200)	(148)	(506)	444
Other expense	(32)	(11)	(79)	(13)

Loss before income taxes	(274)	(93)	(1,466)	(1,766)

Income tax (expense) benefit	(28)	(154)	(28)	201

Net loss	$(302)	$(247)	$(1,494)	$(1,565)

Net loss per share-basic:	$(0.02)	$(0.02)	$(0.12)	$(0.12)
Net loss per share-diluted:	$(0.02)	$(0.02)	$(0.12)	$(0.12)
Weighted average shares outstanding-basic	12,496	12,720	12,525	12,741
Weighted average shares outstanding-diluted	12,496	12,720	12,525	12,741

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$6,939	$4,676
Trade accounts receivable, net	3,583	3,964
Inventories, net	9,527	13,513
Prepaid expenses and other current assets	1,408	1,733
Total current assets	21,457	23,886

Property, plant and equipment, net	3,828	3,964
Right-of-use (ROU) asset	2,709	2,885
Investment in securities	2,129	2,635
Deferred tax assets, net	4,344	4,373
Other assets	143	197
Total assets	$34,610	$37,940

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,472	$5,310
Accrued compensation and related taxes	940	1,271
Accrued warranty expense	911	1,248
Accrued other expenses and other current liabilities	385	479
Dividends payable	250	252
Short-term lease liability	417	369
Note payable-current portion	80	78
Deferred revenue	556	369
Total current liabilities	8,011	9,376

Note payable, net of current portion	289	328
Long-term lease liability	2,426	2,606
Deferred revenue	2,724	2,354
Total liabilities	13,450	14,664
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,943,820 and 13,929,381 issued and 12,493,420 and 12,596,923 outstanding shares at June 30, 2020 and December 31, 2019, respectively	8,366	8,357
Additional paid-in capital	26,235	26,095
Accumulated deficit	(8,039)	(6,043)
Treasury stock, at cost, 1,450,400 and 1,332,458 shares at June 30, 2020 and December 31, 2019, respectively	(5,402)	(5,133)
Total stockholders’ equity	21,160	23,276
Total liabilities and stockholders’ equity	$34,610	$37,940